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                                                                   Exhibit 4.1.1


                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF NOVEMBER 28, 2001

                                     BETWEEN

                          LASALLE BUSINESS CREDIT, INC.

                        THE LENDER AND COLLATERAL AGENT,

                             NUMATICS, INCORPORATED,

                             MICRO-FILTRATION, INC.,

                                 NUMATION, INC.,

                                 NUMATECH, INC.,

                            ULTRA AIR PRODUCTS, INC.,

                                MICROSMITH, INC.

                                       AND

                            EMPIRE AIR SYSTEMS, INC.

                                  THE BORROWERS

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       DEFINITIONS...........................................................2

2.       LOANS................................................................11
         (a)      Revolving Loans.............................................11
         (b)      Repayments..................................................12
         (c)      Notes.......................................................13

3.       LETTERS OF CREDIT....................................................13
         (a)      General Terms...............................................13
         (b)      Requests for Letters of Credit..............................13
         (c)      Obligations Absolute........................................13
         (d)      Expiration Dates of Letters of Credit.......................14

4.       INTEREST, FEES AND CHARGES...........................................14
         (a)      Interest Rate...............................................14
         (b)      Other LIBOR Provisions......................................15
         (c)      Fees And Charges............................................17
         (d)      Maximum Interest............................................18

5.       COLLATERAL...........................................................18
         (a)      Grant of Security Interest to Collateral Agent..............18
         (b)      Other Security..............................................19
         (c)      Possessory Collateral.......................................19
         (d)      Electronic Chattel Paper....................................20
         (e)      Intercreditor Agreement.....................................20

6.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY
         INTERESTS THEREIN....................................................20

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS.........................21

8.       COLLECTIONS..........................................................21

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.........23
         (a)      Daily Reports...............................................23
         (b)      Monthly Reports.............................................23
         (c)      Financial Statements........................................24
         (d)      Annual Projections..........................................24
         (e)      Explanation of Budgets and Projections......................24


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         (f)      Public Reporting............................................24
         (g)      Other Information...........................................25

10.      TERMINATION; AUTOMATIC RENEWAL.......................................25

11.      REPRESENTATIONS AND WARRANTIES.......................................26
         (a)      Financial Statements and Other Information..................26
         (b)      Locations...................................................26
         (c)      Loans by Borrower...........................................26
         (d)      Accounts and Inventory......................................27
         (e)      Liens.......................................................27
         (f)      Organization, Authority and No Conflict.....................27
         (g)      Litigation..................................................27
         (h)      Compliance with Laws and Maintenance of Permits.............28
         (i)      Affiliate Transactions......................................28
         (j)      Names and Trade Names.......................................28
         (k)      Equipment...................................................28
         (l)      Enforceability..............................................28
         (m)      Solvency....................................................28
         (n)      Indebtedness................................................29
         (o)      Margin Security and Use of Proceeds.........................29
         (p)      Parent, Subsidiaries and Affiliates.........................29
         (q)      No Defaults.................................................29
         (r)      Employee Matters............................................29
         (s)      Intellectual Property.......................................29
         (t)      Environmental Matters.......................................30
         (u)      ERISA Matters...............................................30

12.      AFFIRMATIVE COVENANTS................................................30
         (a)      Maintenance of Records......................................30
         (b)      Notices.....................................................31
         (c)      Compliance with Laws and Maintenance of Permits.............32
         (d)      Inspection and Audits.......................................32
         (e)      Insurance...................................................33
         (f)      Collateral..................................................34
         (g)      Use of Proceeds.............................................34
         (h)      Taxes.......................................................34
         (i)      Intellectual Property.......................................35
         (j)      Checking Accounts...........................................35

13.      NEGATIVE COVENANTS...................................................35
         (a)      Guaranties..................................................35
         (b)      Indebtedness................................................35
         (c)      Liens.......................................................36
         (d)      Mergers, Sales, Acquisitions, Subsidiaries and Other
                  Transactions Outside the Ordinary Course of Business........36


                                       -ii-

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         (e)      Dividends and Distributions.................................37
         (f)      Investments; Loans..........................................37
         (g)      Fundamental Changes, Line of Business.......................37
         (h)      Equipment...................................................37
         (i)      Use of Proceeds.............................................37
         (j)      Affiliate Transactions......................................38
         (k)      Settling of Accounts........................................38
         (l)      Remuneration................................................38

14.      FINANCIAL COVENANTS..................................................38
         (a)      Tangible Net Worth..........................................38
         (b)      Debt Service Coverage.......................................39
         (c)      Interest Coverage...........................................39
         (d)      Capital Expenditure Limitations.............................40
         (e)      Senior Debt to Adjusted Net Income..........................40

15.      DEFAULT..............................................................41
         (a)      Payment.....................................................41
         (b)      Breach of this Agreement and the Other Agreements...........41
         (c)      Breaches of Other Obligations...............................41
         (d)      Breach of Representations and Warranties....................41
         (e)      Loss of Collateral..........................................41
         (f)      Levy, Seizure or Attachment.................................41
         (g)      Bankruptcy or Similar Proceedings...........................42
         (h)      Appointment of Receiver.....................................42
         (i)      Judgment....................................................42
         (j)      Death or Dissolution of Obligor.............................42
         (k)      Default or Revocation of Guaranty...........................42
         (l)      Criminal Proceedings........................................43
         (m)      Change of Control...........................................43
         (n)      Change of Management........................................43
         (o)      Material Adverse Change.....................................43

16.      REMEDIES UPON AN EVENT OF DEFAULT....................................43

17.      CONDITIONS PRECEDENT.................................................44

18.      JOINT AND SEVERAL LIABILITY..........................................45

19.      INDEMNIFICATION......................................................47

20.      NOTICE...............................................................48

21.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION...............48

22.      MODIFICATION AND BENEFIT OF AGREEMENT................................49


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23.      HEADINGS OF SUBDIVISIONS.............................................49

24.      POWER OF ATTORNEY....................................................50

25.      CONFIDENTIALITY......................................................50

26.      COUNTERPARTS.........................................................50

27.      ELECTRONIC SUBMISSIONS...............................................50

28.      WAIVER OF JURY TRIAL; OTHER WAIVERS..................................51

EXHIBIT A - BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B - COMPLIANCE CERTIFICATE

EXHIBIT C - COMMERCIAL TORT CLAIMS

EXHIBIT D - FORM OF SUBORDINATION AGREEMENT

SCHEDULE 11(i) - AFFILIATE TRANSACTIONS

SCHEDULE 11(j) - NAMES & TRADE NAMES

SCHEDULE 11(n) - INDEBTEDNESS

SCHEDULE 11(p) - PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST



                                      -iv-

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                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made this 28th day of November, 2001 by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation, (individually, "Lender" and as Collateral Agent), 135 South LaSalle Street, Chicago, Illinois 60603-4105, NUMATICS, INCORPORATED, a Michigan corporation, having its principal place of business at 1450 North Milford Road, Highland, Michigan 48357 ("Numatics"), MICRO-FILTRATION, INC., a Michigan corporation, having its principal place of business at 3309 John Connelly Drive, Lapeer, Michigan 48446 ("Micro-Filtration"), NUMATION, INC., a Michigan corporation, having its principal place of business at 1424 Chester Industrial Parkway, Avon, Ohio 44011 ("Numation"), NUMATECH, INC., a Michigan corporation, having its principal place of business at 28900 Beck Road, Wixom, Michigan 48393 ("Numatech"), ULTRA AIR PRODUCTS, INC., a Michigan corporation, having its principal place of business at 3309 John Connelly Drive, Lapeer, Michigan 48446 ("Ultra"), MICROSMITH, INC., an Arizona corporation, having its principal place of business at 301 West Deer Valley Road, Suite 3, Phoenix, Arizona 85027 ("Microsmith"), and EMPIRE AIR SYSTEMS, INC., a New York corporation, having its principal place of business at 20 Vantage Point Drive, Suite 4, Rochester, New York 14624 ("Empire") (Numatics, Micro-Filtration, Numation, Numatech, Ultra, Microsmith and Empire are collectively referred to as "Borrowers").

                                   WITNESSETH:

     WHEREAS, Borrowers may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

     WHEREAS, contemporaneously with entering into this Agreement, Numatics Canada and LaSalle Canada will enter into the Canadian Credit Agreement;

     WHEREAS Borrowers will guarantee the obligations of Numatics Canada;

     WHEREAS, each Borrower will grant a security interest to Collateral Agent in the Collateral of such Borrower to secure, among other things, such Borrower's obligations to Lender hereunder and such Borrower's obligations to LaSalle Canada under its guaranty of the Canadian Obligations; and

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to a Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

     1. DEFINITIONS.

     "Account", "Account Debtor", "Chattel Paper", "Commercial Tort Claims", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Illinois Uniform Commercial Code, as the same may be in effect from time to time. For the purpose of all calculations under this Agreement, including without limitation, compliance with covenants, the Dollar Equivalent of all items denominated in currencies other than Dollars shall be used for such calculations.

     "ACS Debt" shall mean the Indebtedness in the maximum principal amount of $31,354,000 issued pursuant to the ACS Note Purchase Agreement and/or any other Indebtedness specifically consented to in writing by Lender (which consent shall not unreasonably be withheld) the proceeds of which are used to refinance such Indebtedness in whole or part.

     "ACS Lien" shall mean the security interests granted that secure the ACS Debt and that are subject to the Intercreditor Agreement dated November __, 2001 between ACS and Lender.

     "ACS Purchase Agreement" shall mean the Note Purchase Agreement dated November __, 2001 among Numatics, Numatics Ltd., Numatics GmbH, American Capital Strategies, Ltd. and the purchasers party thereto, as amended, modified or supplement from time to time.

     "Adjusted Net Income" shall mean, with respect to any period, the consolidated net income of Numatics and its Subsidiaries after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, plus interest deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, plus unrealized foreign exchange losses deducted in determining net income for such period, and minus, unrealized foreign exchange gains included in determining net income for such period.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Borrower.


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     "Business Day" shall mean any day other than a Saturday, a Sunday or (i)
with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

     "Canadian Liabilities" shall mean the "Liabilities" as defined in the Canadian Loan Agreement.

     "Canadian Loan Agreement" shall mean the Credit Agreement of even date herewith between Numatics Canada and LaSalle Canada, as amended, modified or supplemented from time to time.

     "Capital Expenditures" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrowers and their Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrower.

     "Collateral" shall mean all of the property of each Borrower described in
Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

     "Collateral Agent" shall mean Lender in its capacity as collateral agent for itself and LaSalle Canada, and any successors and assigns in such capacity.

     "Currency Exchange Rate" shall mean, with respect to a currency, the rate determined by Lender (based on the rate set forth in the Wall Street Journal on the Friday on or before the date of determination or, if such rate is not available, based on such other method and time of determination as Lender shall select in its reasonable discretion) to be the exchange rate for the purchase of Dollars with such currency.

     "Debt Service Coverage" shall mean, with respect to any period, the ratio of (i) the consolidated net income of Numatics and its Subsidiaries after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, plus interest deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, plus the after-tax increase in LIFO reserves, or minus the after tax decrease in LIFO reserves, plus unrealized foreign exchange losses deducted in determining net income for such period, and minus unrealized foreign exchange gains included in determining net income for such period, all determined on a consolidated basis, to (ii) Numatics' and its Subsidiaries' current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables and revolving loans) and paid during such period, plus scheduled payments of interest and fees, to the extent carried as interest expense on Numatics' and its Subsidiaries' consolidated financial statements, with respect to indebtedness for borrowed money (including the interest component payments with respect to capitalized leases) all determined on a consolidated basis.

     "Dilution" shall mean, with respect to any period, the percentage obtained by dividing (A) the sum of non-cash credits against Accounts of Borrowers for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrowers for such period, by (B) gross invoiced sales of Borrowers for such period.

     "Dollar Equivalent" shall mean (i) as to any amount denominated in Dollars, the amount thereof at such time, and (ii) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Lender at such time on the basis of the Currency Exchange Rate for the purchase of Dollars with such currency.

     "Dollars" and "$" shall mean lawful money of the United States.

     "Eligible Account" shall mean an Account owing to a Borrower which is acceptable to Lender in its sole discretion for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

          (i) it is genuine and in all respects what it purports to be;

          (ii) it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (iii) it arises from (A) the performance of services by such Borrower in the ordinary course of such Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower in the ordinary course of such Borrower's or business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) such Borrower has possession of, or such Borrower has delivered to Lender (at Lender's request) shipping and delivery receipts evidencing delivery of such Goods;

          (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within sixty (60) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

          (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

          (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

          (vii) the Account Debtor thereunder is not a director, officer, employee or agent of a Borrower, or a Subsidiary, Parent or Affiliate;

          (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

          (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to
     (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or
     (B) may be cured retroactively by such Borrower at its election; or (z) such Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

          (x) the Account Debtor is located within the United States of America or Canada;

          (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

          (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of such Borrower contained in this Agreement or any Other Agreement;

          (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to such Borrower, exceeds ten percent (10%) of all Accounts of such Borrower or a credit limit determined by Lender in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit); and

          (xiv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion.

     "Eligible Inventory" shall mean Inventory of a Borrower which is acceptable to Lender in its sole discretion for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

          (i) it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (ii) it is located on one of the premises listed on Exhibit A (or other locations of which Lender has been advised in writing pursuant to subsection 12(b)(i) hereof) and is not in transit;

          (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender's sole determination, affect its market value;

          (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and such Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require;

          (v) Lender has determined, in accordance with Lender's customary business practices, that it is not unacceptable due to age, type, category or quantity; and

          (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or
     (B) which violates any of the covenants of such Borrower contained in this Agreement or any Other Agreement.

     "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower's or any Subsidiary's business or facilities owned or operated by a Borrower or any Subsidiary, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

     "Event of Default" shall have the meaning specified in Section 15 hereof.

     "Fiscal Year" shall mean each twelve (12) month accounting period of Borrowers, which ends on December 31 of each year.

     "Harvard Capital" shall mean Harvard Private Capital Holdings, Inc.

     "Harvard Put" shall Harvard Capital's right to put to Numatics its shares of capital stock of Numatics pursuant to that certain Securities Purchase Agreement dated as of January 3, 1996, as amended by that certain Agreement dated March 23, 1998 between Numatics and Harvard Capital.

     "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     "Indemnified Party" shall have the meaning specified in Section 19 hereof.

     "Interest Period" shall have the meaning specified in subsection 4(a)(ii) hereof.

     "LaSalle Bank" shall mean each and either of LaSalle Bank National Association, Chicago, Illinois, and Standard Federal Bank, Troy, Michigan.

     "LaSalle Canada" shall mean ABN AMRO Bank Canada.

     "Letter of Credit" shall mean any Letter of Credit issued on behalf of a Borrower in accordance with this Agreement.

     "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

     "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrowers and/or Subsidiaries to Lender or to any parent, affiliate or subsidiary of Lender (including without limitation LaSalle Canada) of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits) divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by Lender by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

     "LIBOR Rate Loans" shall mean the Loans bearing interest with reference to the LIBOR Rate.

     "Loans" shall mean all loans and advances made by Lender to or on behalf of Borrowers hereunder.

     "Lock Box" and "Lock Box Account" shall have the meanings specified in subsection 8(a) hereof.

     "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrowers, taken as a whole.

     "Maximum Loan Limit" shall mean Twenty-Six Million and No/100 Dollars ($26,000,000.00).

     "Numatics Canada" shall mean Numatics Ltd., a Canadian corporation.

     "Obligor" shall mean Borrowers and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     "Original Term" shall have the meaning specified in Section 10 hereof.

     "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower, any Subsidiary or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

     "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Borrower and, if a Borrower is a partnership, the general partner of such Borrower.

     "PBGC" shall have the meaning specified in subsection 12(b)(v) hereof.

     "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Borrower's or a Subsidiary's ability to use such real property for its intended purpose in connection with such Borrower's or a Subsidiary's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) the ACS Lien; and (vi) liens specifically permitted by Lender in writing.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "Plan" shall have the meaning specified in subsection 12(b)(v) hereof.

     "Prime Rate" shall mean LaSalle Bank's publicly announced prime rate (which is not intended to be LaSalle Bank's lowest or most favorable rate in effect at any time) in effect from time to time.

     "Prime Rate Loans" shall means the Loans bearing interest with reference to the Prime Rate.

     "Renewal Term" shall have the meaning specified in Section 10 hereof.

     "Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof.

     "Revolving Loans" shall have the meaning specified in subsection 2(a) hereof.

     "Senior Debt" shall mean all Indebtedness of Borrowers, Numatics Canada and Numatics GmbH under or with respect to this Agreement, the Canadian Loan Agreement and the ACS Debt.

     "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Borrower or any partnership of which a Borrower is a general partner.

     "Subordinated Notes" shall mean the 9 5/8% Senior Subordinated Notes due 2008 issued by Numatics pursuant to that certain Indenture dated as of March 23, 1998 with First Trust National Association as Trustee.

     "Tangible Net Worth" shall have the meaning specified in subsection 14(a) hereof.

     "Tax" shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Lender and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by a Borrower to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender.

     "Tennessee IRB" shall mean the $2,500,000 Variable Rate Demand Industrial Development Revenue Bonds (Numatics, Incorporated Project), Series 1996.

     2. LOANS.

     (a) Revolving Loans.

     Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender will make revolving loans and advances to Borrowers (the "Revolving Loans") in an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

          (i) Up to eighty-five percent (85%), less such reserves as Lender elects, in its sole discretion, to establish from time to time, including, without limitation, a reserve in an amount determined by Lender if Dilution exceeds five percent (5%) of Eligible Accounts; plus

          (ii) Up to (A) sixty percent (60%) of the lower of cost or market value of Eligible Inventory at locations that use a perpetual inventory accounting system or that perform monthly physical counts (less such reserves as Lender elects, in its sole discretion, to establish from time to time) and up to forty percent (40%) of the lower of cost or market value of other Eligible Inventory (less such reserves as Lender elects, in its sole discretion, to establish from time to time), or (B) Fourteen Million and No/100 Dollars ($14,000,000.00), whichever is less; plus

          (iii) Up to sixty percent (60%) against the face amount of commercial Letters of Credit issued or guaranteed by Lender on behalf of such Borrower for the purpose of purchasing Eligible Inventory (less such reserves as Lender elects, in its sole discretion, to establish from time to time); provided, that such commercial Letters of Credit are in form and substance satisfactory to Lender; minus

          (iv) A reserve equal to the amount of the accrued and unpaid interest from time to time on the Subordinated Notes (whether or not such interest is due) and such other reserves as Lender elects, in its sole discretion, to establish from time to time;

provided, that the sum of the advances to all Borrowers with respect to clauses
(ii) and (iii) above shall at no time exceed Fourteen Million and No/100 Dollars ($14,000,000.00).

     The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrowers shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

     Each Borrower hereby authorizes Lender, in its sole discretion, to charge Borrowers' account or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

     A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrower requesting such Revolving Loan shall give Lender same day notice, no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice such Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that a Borrower maintains a controlled disbursement account at LaSalle Bank, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such control disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrowers, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless a Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from such Borrower, Lender shall have no liability to Borrowers for any loss or damage suffered by a Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by a Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

     Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by a Borrower, or deemed to be requested by a Borrower, as follows: the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from the requesting Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by the requesting Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from such Borrower.

     (b) Repayments.

     Unless due earlier pursuant to the other provisions of this Agreement (including Section 16(a)), the Revolving Loans and all other Liabilities shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.

     (c) Notes.

     The Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

     3. LETTERS OF CREDIT.

     (a) General Terms.

     Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender may, in its sole discretion, from time to time cause to be issued and co-sign for or otherwise guarantee, upon a Borrower's request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Three Million and No/100 Dollars ($3,000,000.00). Payments made by Lender to any Person on account of any Letter of Credit shall constitute Loans hereunder and each Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit issued on behalf of such Borrower shall constitute a request by such Borrower for a Loan to reimburse such issuer. Borrowers shall remit to Lender each month a Letter of Credit fee equal to three percent (3.0%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. Borrowers shall also pay on demand the normal and customary issuance fees and administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit, which shall not be less than Two Hundred Fifty and No/100 Dollars ($250.00) for any transaction.

     (b) Requests for Letters of Credit.

     Each Borrower shall make requests for Letters of Credit in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

     (c) Obligations Absolute.

     Each Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Lender if Lender has reimbursed such issuer on a Borrower's behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which a Borrower or any other Person may have against any beneficiary of any Letter of Credit, Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of a Borrower's obligations hereunder. It is understood and agreed by each Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

     (d) Expiration Dates of Letters of Credit.

     The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance (provided, that the initial Letter of Credit issued to support the Tennessee IRB may expire on December 15, 2003) and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term.

     4. INTEREST, FEES AND CHARGES.

     (a) Interest Rate.

     Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i), (ii) or
(iii) below:

          (i) The Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

          (ii) Two hundred seventy-five (275) basis points in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean any continuous period of thirty (30), sixty (60) or ninety (90) days, as selected from time to time by the Borrower requesting such LIBOR Rate Loan by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than three (3) Business Days prior to the first day of each respective Interest Period; provided, that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason a Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month in arrears and on the last Business Day of such Interest Period.

          (iii) Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

     (b) Other LIBOR Provisions.

          (i) Subject to the provisions of this Agreement, each Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event of Default has occurred.

          (ii) Lender's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by a Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Lender shall promptly notify such Borrower and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

          (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Rate Loans, then Lender shall promptly notify the requesting Borrower and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

          (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by the requesting Borrower in its request (other than as a result of a default by Lender), each Borrower agrees to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Lender as a result of such prepayment.

          (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (B) subject Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Lender of principal or interest due from a Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (C) impose on Lender any other condition regarding the LIBOR Rate Loans or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Lender hereunder, then Borrowers shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.

          (vi) Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) Borrowers shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payment by Lender or the withholding by a Borrower of such Tax and Borrowers shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrowers. Determination by Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

          (vii) Each request for LIBOR Rate Loans shall be in an amount not less than One Million and No/100 Dollars ($1,000,000.00), and in integral multiples of, One Hundred Thousand and No/100 Dollars ($100,000.00).

          (viii) Unless otherwise specified by a Borrower, all Loans shall be Prime Rate Loans.

          (ix) No more than five (5) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

     (c) Fees And Charges.

          (i) Facilities Fee: Borrowers shall jointly and severally pay to Lender a facilities fee equal to one-tenth of one percent (0.10%) per annum of the Maximum Loan Limit payable quarterly, which fee shall be fully earned by Lender and payable on the date that Lender makes its initial disbursement under this Agreement and on each quarterly anniversary of the date hereof during the Original Term and any Renewal Term.

          (ii) Closing Fee: Borrowers shall jointly and severally pay to Lender a closing fee of Two Hundred Sixty Thousand and No/100 Dollars ($260,000.00), which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder.

          (iii) Unused Line Fee: Borrowers shall jointly and severally pay to Lender an unused line fee of three hundred seventy-five hundredths of one percent (0.375%) per annum of the difference between the Maximum Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the last Business Day of each month. Said fee shall be calculated on the basis of a 360 day year.

          (iv) Costs and Expenses: Borrowers shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses (including reasonable attorneys' fees), incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrowers and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's rights under this Agreement; provided, prior to the occurrence of an Event of Default, Borrowers shall not be required to reimburse Lender for costs and expenses, other than legal expenses, costs and expenses in connection with Lenders' field audits, and those referenced to in the next sentence, in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) in any year.

     Borrowers shall also pay all normal service charges, costs and expenses with respect to all accounts maintained by each Borrower with Lender and LaSalle Bank and any additional services requested by a Borrower from Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Lender and in such event or in the event such costs and expenses are owed to Lender, constitute Liabilities hereunder, shall be payable by Borrowers to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

          (v) Capital Adequacy Charge. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrowers of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrowers shall pay to Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

     (d) Maximum Interest.

     It is the intent of the parties that the rate of interest and other charges to Borrowers under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

     5. COLLATERAL.

     (a) Grant of Security Interest to Collateral Agent.

     As security for the payment of all Loans now or in the future made by Lender to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each

Borrower hereby assigns to Collateral Agent and grants to Collateral Agent a continuing security interest in the following property of such Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash;
(g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto, (j) any other property of such Borrower now or hereafter in the possession, custody or control of Collateral Agent, Lender or any agent or any parent, affiliate or subsidiary of Collateral Agent or Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower's books and records relating to any of the foregoing and to such Borrower's business.

     (b) Other Security.

     Collateral Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of a Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Collateral Agent in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Collateral Agent shall constitute Liabilities, payable by Borrowers to Collateral Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (c) Possessory Collateral.

     Immediately upon a Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Collateral Agent (in form and substance acceptable to Collateral Agent). If an endorsement or assignment of any such items shall not be made for any reason, Collateral Agent is hereby irrevocably authorized, as each Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

     (d) Electronic Chattel Paper.

     To the extent that a Borrower obtains or maintains any Electronic Chattel Paper, such Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Collateral Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Collateral Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Collateral Agent,
(v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

     (e) Intercreditor Agreement.

     The security interest granted herein is subject to the terms of the Intercreditor Agreement dated November __, 2001 between ACS, Canadian Lender and Lender, and Collateral Agent.

     6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

     Each Borrower shall, at Collateral Agent's request, at any time and from time to time, authenticate, execute and deliver to Collateral Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Collateral Agent) and do such other acts and things or cause third parties to do such other acts and things as Collateral Agent may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Borrower irrevocably hereby makes, constitutes and appoints Collateral Agent (and all Persons designated by Collateral Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Collateral Agent's security interest in the Collateral. Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement, each Borrower further ratifies and confirms the prior filing by Collateral Agent of any and all financing statements which identify such Borrower as debtor, Collateral Agent as secured party and any or all Collateral as collateral.

     7. POSSESSION OF COLLATERAL AND RELATED MATTERS.

     Until an Event of Default has occurred, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business, to (a) sell, lease or furnish under contracts of service any of such Borrower's Inventory normally held by such Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

     8. COLLECTIONS.

     (a) Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Collateral Agent, at LaSalle Bank, National Association or another financial institution acceptable to Collateral Agent. Each Borrower shall establish an account (the "Lock Box Account") in Collateral Agent's name with LaSalle Bank, National Association or another financial institution acceptable to Collateral Agent, into which all payments received in the Lock Box shall be deposited, and into which such Borrower will immediately deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If a Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of a Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with a Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Collateral Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Collateral Agent, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Collateral Agent, that such financial institution will follow the instructions of Collateral Agent with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Borrowers, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Collateral Agent in a manner satisfactory to Collateral Agent, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Each Borrower agrees that all payments made to such Lock Box Account or otherwise received by Collateral Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Collateral Agent shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a cash collateral account maintained by Collateral Agent, until the earlier of (i) the last Business Day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default;

provided, further, that so long as no Event of Default has occurred, the immediately available funds in such cash collateral account may be disbursed, at such Borrower's discretion, to such Borrower so long as after giving effect to such disbursement, such Borrower's availability under subsection 2(a) hereof at such time, equals or exceeds the outstanding Revolving Loans at such time. Each Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box Account. All of such fees, costs and expenses if not paid by a Borrower, may be paid by Collateral Agent and in such event all amounts paid by Collateral Agent shall constitute Liabilities hereunder, shall be payable to Collateral Agent by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Borrower to Collateral Agent, and, if that endorsement of any such item shall not be made for any reason, Collateral Agent is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Collateral Agent (and all Persons designated by Collateral Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

     (b) Collateral Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrowers' Accounts or other amounts owed to a Borrower by suit or otherwise; (ii) exercise all of such Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Collateral Agent deems advisable; (v) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (vi) do all other acts and things which are necessary, in Collateral Agent's sole discretion, to fulfill such Borrower's obligations under this Agreement and to allow Collateral Agent to collect the Accounts or other amounts owed to such Borrower. In addition to any other provision hereof, Collateral Agent may at any time, whether before or after the occurrence and during the continuance of an Event of Default, at Borrowers' expense, notify any parties obligated on any of the Accounts to make payment directly to Collateral Agent of any amounts due or to become due thereunder.

     (c) For purposes of calculating interest and fees, Collateral Agent shall, within one (1) Business Day after receipt by Collateral Agent at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Collateral Agent shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Collateral Agent shall determine in its sole discretion, on the day of receipt, subject to actual collection.

     (d) On a monthly basis, Lender shall deliver to Borrowers an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers unless a Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

     9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

     (a) Daily Reports.

     Borrowers shall deliver to Lender an executed daily loan report and certificate in Lender's then current form on each day on which a Borrower requests a Revolving Loan, and in any event at least once each week, which shall be accompanied by copies of Borrowers' sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrowers with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

     (b) Monthly Reports.

     Borrowers shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within fifteen (15) days after the end of each month, (A) a detailed trial balance of each Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of each Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks; and (ii) within fifteen (15) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Lender's standard form of Inventory report then in effect or the form most recently requested from Borrowers by Lender, for each Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

     (c) Financial Statements.

     Borrowers shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement:
(i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrowers and their Subsidiaries on a consolidated basis, certified by the Chief Financial Officer or Secretary of each Borrower; and (ii) no later than ninety (90) days after the end of each of Borrowers' Fiscal Years, audited annual financial statements of Borrowers and their Subsidiaries on a consolidated basis with an unqualified opinion by independent certified public accountants selected by Borrowers and reasonably satisfactory to Lender, which financial statements shall be accompanied by (A) copies of any management letters sent to a Borrower or a Subsidiary by such accountants and (B) internally prepared annual financial statements of Borrowers and their Subsidiaries on a consolidating basis, certified by the Chief Financial Officer of Numatics;

     (d) Annual Projections.

     As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrowers shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrowers and their Subsidiaries on a consolidated and consolidating basis, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

     (e) Explanation of Budgets and Projections.

     In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrowers shall deliver a letter signed by the President, a Vice President or the Secretary of each Borrower and by the Treasurer or Chief Financial Officer of each Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrowers and their Subsidiaries.

     (f) Public Reporting.

     Promptly upon the filing thereof, each Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which such Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

     (g) Other Information.

     Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

     10. TERMINATION; AUTOMATIC RENEWAL.

     THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL NOVEMBER 30, 2004 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) A BORROWER ELECTS TO TERMINATE THIS AGREEMENT, CONCURRENTLY WITH THE TERMINATION OF THE CANADIAN LOAN AGREEMENT, AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING LENDER WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM AND ALL OF THE LIABILITIES, INCLUDING THE CANADIAN LIABILITIES, ARE PAID IN FULL ON THE LAST DAY OF SUCH TERM; (C) LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING BORROWERS WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM; AND (D) BORROWERS ELECT TO TERMINATE THIS AGREEMENT, CONCURRENTLY WITH THE TERMINATION OF THE CANADIAN LOAN AGREEMENT, UPON WRITTEN NOTICE TO LENDER AND ALL LIABILITIES, INCLUDING THE PREPAYMENT FEE REFERRED TO BELOW AND THE CANADIAN LIABILITIES ARE PAID IN FULL. If one or more of the events specified in clauses (a), (b), (c) and (d) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrower, and if such Borrower is obtaining new financing from another lender, such Borrower shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to such Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower's account. If, during the term of this Agreement, Borrowers prepay all of the Liabilities from any source other than income from the ordinary course operations of Borrowers' business and this Agreement is terminated, Borrowers jointly and severally agree to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) two percent (2%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the Original Term, (ii) one percent (1%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years, but at least one (1) year prior to the end of the Original Term, or (iii) one-half of one percent (0.50%) of the Maximum Loan Limit if such prepayment occurs less than one (1) year prior to the end of the Original Term or any then current Renewal Term.

     11. REPRESENTATIONS AND WARRANTIES.

     Each Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Borrowers' execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Borrower at the time each Loan is made pursuant to this Agreement.

     (a) Financial Statements and Other Information.

     The financial statements and other information delivered or to be delivered by Borrowers to Lender at or prior to the date of this Agreement accurately reflect in all material respects the financial condition of Borrowers and their Subsidiaries, and there has been no material adverse change in the financial condition, the operations or any other status of a Borrower or a Subsidiary since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by each Borrower to Lender is true and correct in all material respects as of the date with respect to which such information was furnished.

     (b) Locations.

     The office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower's principal place of business and all of each Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States of which Lender has been advised by a Borrower in accordance with subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which a Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other locations within the continental United States of which Lender has been advised by a Borrower in writing in accordance with subsection 12(b)(i) hereof.

     (c) Loans by Borrower.

     No Borrower has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of such

Borrower for travel and other expenses arising in the ordinary course of such Borrower's business and loans permitted pursuant to subsection 13(f) hereof.

     (d) Accounts and Inventory.

     Each Account or item of Inventory which a Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Lender from time to time.

     (e) Liens.

     Each Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

     (f) Organization, Authority and No Conflict.

     If a Borrower is a corporation, limited liability company or partnership, such Borrower is duly organized, validly existing and in good standing in its state of organization as set forth on Exhibit A and its state organizational identification number is set forth on Exhibit A and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Each Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, and each Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected.

     (g) Litigation.

     There are no actions or proceedings which are pending or threatened against a Borrower or a Subsidiary which might have a Material Adverse Effect, and each Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. No Borrower has any Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

     (h) Compliance with Laws and Maintenance of Permits.

     Each Borrower and Subsidiary has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect. Each Borrower and Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.

     (i) Affiliate Transactions.

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Borrower or Subsidiary is conducting, permitting or suffering to be conducted, transaction with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower or Subsidiary than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (j) Names and Trade Names.

     Each Borrower's name has always been as set forth on the first page of this Agreement and no Borrower uses trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 11(j) hereto.

     (k) Equipment.

     Each Borrower has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment is a Fixture to real estate unless such real estate is owned by such Borrower and is subject to a mortgage in favor of Lender or an accession to other personal property unless such personal property is subject to a second priority lien in favor of Lender junior only to the ACS Lien.

     (l) Enforceability.

     This Agreement and the Other Agreements to which a Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.

     (m) Solvency.

     Each Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

     (n) Indebtedness.

     Except as set forth on Schedule 11(n) hereto, no Borrower or Subsidiary is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

     (o) Margin Security and Use of Proceeds.

     No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     (p) Parent, Subsidiaries and Affiliates.

     Except as set forth on Schedule 11(p) hereto, no Borrower has any Parents, Subsidiaries or other Affiliates or divisions, nor is any Borrower engaged in any joint venture or partnership with any other Person.

     (q) No Defaults.

     No Borrower nor any Subsidiary is in default under any contract, lease or commitment to which it is a party or by which it is bound, nor does any Borrower know of any dispute regarding any contract, lease or commitment, which, in any such case, would have a Material Adverse Effect.

     (r) Employee Matters.

     There are no controversies pending or threatened between a Borrower or any Subsidiary and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and each Borrower and Subsidiary is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect.

     (s) Intellectual Property.

     Each Borrower and Subsidiary possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue to conduct its business as heretofore conducted by it.

     (t) Environmental Matters.

     No Borrower nor any Subsidiary has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower and Subsidiary comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Borrower or a Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects a Borrower, a Subsidiary or its business, operations or assets or any properties at which a Borrower or a Subsidiary has transported, stored or disposed of any Hazardous Materials. No Borrower nor any Subsidiary has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

     (u) ERISA Matters.

     Each Borrower and Subsidiary has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

     12. AFFIRMATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Lender's prior written consent waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower covenants and agrees as follows:

     (a) Maintenance of Records.

     Each Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;

     (b) Notices.

     Each Borrower shall:

          (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of such Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Borrower has previously advised Lender that such Goods will be used.

          (ii) Eligible Accounts and Inventory. Promptly upon becoming aware thereof, notify Lender if any Account or Inventory identified by such Borrower to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

          (iii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against such Borrower which might have a Material Adverse Effect and of any Commercial Tort Claims of Borrower which may arise, which notice shall constitute such Borrower's authorization to amend Exhibit C to add such Commercial Tort Claim.

          (iv) Names and Trade Names. Notify Lender within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

          (v) ERISA Matters. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of such Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

          (vi) Environmental Matters. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law, in any material respect, by such Borrower or Subsidiary or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Borrower, in any material respect, any Subsidiary or its business operations or assets or any properties at which such Borrower or any Subsidiary has transported, stored or disposed of any Hazardous Materials.

          (vii) Default; Material Adverse Change. Promptly advise Lender of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of such Borrower or any Subsidiary, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrowers to Lender in writing.

     (c) Compliance with Laws and Maintenance of Permits.

     Each Borrower shall maintain, and shall cause each Subsidiary to maintain, all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect and each Borrower shall remain in compliance with, and shall cause each Subsidiary to remain in compliance with, all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of a Borrower or Subsidiary in order to avoid non-compliance, with any Environmental Law, at Borrowers' expense cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

     (d) Inspection and Audits.

     Each Borrower shall permit Lender, or any Persons designated by it, to call at such Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower's business as Lender may consider reasonable under the circumstances. Each Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of such Borrower's Accounts, by mail, telephone, telegraph or otherwise. Each Borrower authorizes Lender to discuss the affairs, finances and business of such Borrower with any officers, employees or directors of such Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of such Borrower with such Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrowers' independent public accountants. Borrowers shall pay to Lender all customary fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights under this Section 12(d), and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder (provided, so long as no Event of Default has occurred, following the first anniversary of this Agreement, Borrowers' shall not be required to reimburse Lender for more than two field audits in any subsequent year);

     (e) Insurance.

     Each Borrower shall:

          (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Collateral Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Collateral Agent, showing loss under such insurance policies payable to Collateral Agent. Such endorsement, or an independent instrument furnished to Collateral Agent, shall provide that the insurance company shall give Collateral Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Collateral Agent to recover under such policy of insurance in case of loss or damage. In addition, each Borrower shall cause to be executed and delivered to Collateral Agent an assignment of proceeds of its business interruption insurance policies. Each Borrower hereby directs all insurers under all policies insuring Collateral against damage, loss or hazard to pay all proceeds payable thereunder directly to Collateral Agent. Each Borrower irrevocably makes, constitutes and appoints Collateral Agent (and all officers, employees or agents designated by Collateral Agent) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

          (ii) Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Collateral Agent and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Collateral Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Collateral Agent as additional insured thereunder and providing that the insurance company shall give Collateral Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

If a Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Collateral Agent, without waiving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Collateral Agent deems advisable. Such insurance, if obtained by Collateral Agent, may, but need not, protect such Borrower's interests or pay any claim made by or against such Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Borrower may be able to obtain on its own and may be cancelled only upon such Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Collateral Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrowers to Collateral Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (f) Collateral.

     Each Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Each Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, each Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Each Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

     (g) Use of Proceeds.

     All monies and other property obtained by a Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of such Borrower.

     (h) Taxes.

     Each Borrower shall, and shall cause each of its Subsidiaries to, file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that such Borrower or Subsidiary shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Borrower's or Subsidiary's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) such Borrower or Subsidiary keeps on deposit with Collateral Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of Collateral Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Borrower or Subsidiary fails to prosecute such contest with reasonable diligence, Collateral Agent may apply the money so deposited in payment of such taxes. If a Borrower or Subsidiary fails to pay any such taxes and in the absence of any such contest by such Borrower or Subsidiary, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by such Borrower or Subsidiary to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (i) Intellectual Property.

     Each Borrower shall, and shall cause each Subsidiary to, maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

     (j) Checking Accounts.

     Each Borrower shall maintain its general checking/controlled disbursement account with LaSalle Bank. Normal charges shall be assessed thereon. Although no compensating balance is required, each Borrower must keep monthly balances in order to merit earnings credits which will cover LaSalle Bank's service charge for demand deposit account activities.

     13. NEGATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Lender's prior written consent waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower agrees as follows:

     (a) Guaranties.

     No Borrower shall, and no Borrower shall permit any Subsidiary to, assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business and except for guaranties of the Liabilities and the ACS Debt.

     (b) Indebtedness.

     No Borrower shall, and no Borrower shall permit any Subsidiary to, create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness of borrowed money other than the Loans and the Canadian Liabilities, except that (i) Borrowers and Subsidiaries may borrow money from a person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) Borrowers and Subsidiaries may maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) Numatics, Numatics Canada and Numatics GmbH may maintain the ACS Debt, (iv) Borrowers and Subsidiaries may incur unsecured indebtedness to trade creditors in the ordinary course of business; (v) Borrowers and Subsidiaries may incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(d) hereof; (vi) Borrowers and Subsidiaries may incur operating lease obligations requiring payments not to exceed Two Million Seven Hundred Fifty Thousand and No/100 Dollars ($2,750,000.00) in the aggregate during any Fiscal Year of Borrowers;
(vii) Borrowers may borrow money from other Borrowers or Subsidiaries; and
(viii) Subsidiaries may borrow the loans and advances permitted by subsections 13(f)(iii) and 13(f)(iv)).

     (c) Liens.

     No Borrower shall, and no Borrower shall permit any Subsidiary to, grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

     (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

     No Borrower shall, and no Borrower shall permit any Subsidiary to, (i) enter into any merger or consolidation; (ii) change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business, except for sales (including sale-and-lease back transactions) specifically consented to in writing by Lender (which consent shall not be unreasonably withheld), the net proceeds of which are used to repay the ACS Debt; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of such Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest (provided any Borrower may repurchase its shares pursuant to shareholder agreements (including the Harvard Put) and stock option programs existing on the date of this Agreement (i) for cash in an amount not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate in any fiscal year of Borrowers and (ii) for promissory notes which are subordinated to the Liabilities pursuant to the terms set forth in the subordination agreement attached as Exhibit D (or in the case of the Harvard Put, on the terms set forth in the documents evidencing the Harvard Put as in effect on the date of this Agreement), in each case, so long as no Event of Default has occurred and is continuing). No Borrower shall, and no borrower shall permit any Subsidiary to, form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

     (e) Dividends and Distributions.

     No Borrower shall, and no Borrower shall permit any Subsidiary to, declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any equity interest in such Borrower (if such Borrower is a partnership, limited liability company or other type of entity); provided, (i) a Borrower may pay distributions expressly permitted by the proviso to Section 13(d) above; (ii) any Borrower or Subsidiary may pay dividends that are paid solely to a Borrower and (iii) Numatics may pay dividends that are payable solely in the common stock of Numatics.

     (f) Investments; Loans.

     No Borrower shall, and no Borrower shall permit any Subsidiary to, purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall a Borrower lend or otherwise advance funds to any Person except for (i) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business, (ii) loans from one Borrower to another Borrower, (iii) loans or advances by Borrowers to other Subsidiaries not to exceed Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00) at any time outstanding, (iv) loans or advances by a Subsidiary that is not a Borrower to another Subsidiary that is not a Borrower, and (iv) loans to employees not exceeding One Million and No/100 Dollars ($1,000,000.00) in the aggregate outstanding for all Persons at any one time.

     (g) Fundamental Changes, Line of Business.

     No Borrower shall, and no Borrower shall permit any Subsidiary to, amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from such Borrower's or Subsidiary's current business.

     (h) Equipment.

     No Borrower shall (i) permit any Equipment to become a fixture to real property unless such real property is owned by such Borrower and is subject to a mortgage in favor of Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a second priority lien in favor of Lender junior only to the ACS Lien.

     (i) Use of Proceeds.

     No Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of Lender, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by such Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

     (j) Affiliate Transactions.

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Borrower shall, and no Borrower shall permit any Subsidiary to, conduct, permit or suffer to be conducted, transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are less favorable to such Borrower or Subsidiary than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (k) Settling of Accounts.

     Each Borrower shall not settle or adjust any Account identified by such Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender, provided, that following the occurrence of an Event of Default, such Borrower shall not settle or adjust any Account without the consent of Lender.

     (l) Remuneration.

     Borrowers shall not permit the aggregate amount of salary and other direct and indirect remuneration (including, but not limited to, employee benefits and professional, consulting and management fees and expenses and bonuses) paid or accrued by any of Borrowers or their Subsidiaries during any fiscal year to or for the benefit of (i) John H. Welker directly or indirectly to exceed the amounts provided for under his employment agreement in effect on the date of this Agreement, or (ii) any other officer, director or member of management (including any members of John Welker's immediate family) of any of Borrowers or their Subsidiaries to exceed (A) with respect to base compensation, amounts which are reasonable and customary for employees with similar responsibility and experience of other companies in the same industry as Borrowers and their Subsidiaries, and (B) with respect to bonuses and other indirect remuneration, amounts which are determined in accordance with Borrowers' and their Subsidiaries' written objective compensation plan for such year, a copy of which has been furnished to Lender prior to the date of this Agreement.

     14. FINANCIAL COVENANTS.

     Each Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

     (a) Tangible Net Worth.

     Borrowers shall not permit Tangible Net Worth at any time to be less than the Minimum Tangible Net Worth; "Minimum Tangible Net Worth" being defined for purposes of this subsection as (i) Seventeen Million and No/100 Dollars ($17,000,000.00) at
all times from the date hereof through December 30, 2002, (ii) Nineteen Million Five Hundred Thousand and No/100 Dollars ($19,500,000.00) at all times from and including December 31, 2002 through December 30, 2003, and (iii) Twenty-Two Million Dollars ($22,000,000.00) at all times from and including December 31, 2003 and thereafter; and "Tangible Net Worth" being defined for purposes of this subsection as Numatics' shareholders' equity (including retained earnings) on a consolidated basis less the book value of all intangible assets and all "Investments", "Other Current Assets", "Deferred Tax Assets" and "Other Assets" all as classified on Numatics' consolidated balance sheet, including, but not limited to, transaction costs not amortized, debt issuance costs not amortized and product drawings, as determined solely by Lender on a consistent basis less prepaid expenses and obligations due from officers, affiliates and employees plus the amount of any LIFO reserve plus the amount of any debt subordinated to the Liabilities in a manner satisfactory to Lender (but excluding the indebtedness evidenced by the Subordinated Redemption Note dated January 3, 2001 in the principal amount of One Million Eighty-Nine Thousand Nine Hundred Ninety-Six and No/100 Dollars ($1,089,996.00) issued by Numatics to Bruce W. Hoppe and, to the extent in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), indebtedness consisting of deferred compensation owing to John Welker) plus deferred tax liabilities, all as determined for Numatics and its Subsidiaries on a consolidated basis under generally accepted accounting principles applied on a basis consistent with the financial statement dated September 30, 2001 except as set forth herein;

     (b) Debt Service Coverage.

     Borrowers shall not permit Debt Service Coverage for any period of twelve
(12) consecutive months ending on the last day of a fiscal quarter to be less than the ratio set forth below for such fiscal quarter:

                       Period                                           Ratio
                       ------                                           -----

        Each fiscal quarter, comprising Borrowers' 2001              1.00 to 1.0
        Fiscal Year

        Each fiscal quarter, comprising Borrowers' 2002              1.05 to 1.0
        Fiscal Year

        Each fiscal quarter, comprising Borrowers' 2003              1.10 to 1.0
        Fiscal Year and each fiscal quarter comprising any subsequent Fiscal Year of Borrowers

     (c) Interest Coverage.

     Borrowers shall not permit the ratio of (i) Adjusted Net Income to (ii) scheduled payments of interest and fees, to the extent carried as interest expense on Numatics' and its Subsidiaries' consolidated financial statements, with respect to indebtedness for borrowed money (including the interest component payments with respect to capitalized leases) for any period of twelve (12) consecutive months ending on the last day of a fiscal quarter, to be less than the ratio set forth below for such fiscal quarter:

                          Period                                        Ratio
                          ------                                        -----

        Each fiscal quarter, comprising Borrowers' 2001              1.20 to 1.0
        Fiscal Year

        Borrowers' fiscal quarter ending March 31, 2002              1.20 to 1.0
        and Borrowers' fiscal quarter ending June 30,
        2002

        Borrowers' fiscal quarter ending September 30,               1.25 to 1.0
        2002

        Borrowers' fiscal quarter ending December 31,                1.30 to 1.0
        2002

        Each fiscal quarter, comprising Borrowers' 2003              1.35 to 1.0
        Fiscal Year and each fiscal quarter comprising any subsequent Fiscal Year of Borrowers

     (d) Capital Expenditure Limitations.

     Borrowers and their Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed (i) Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) during the 2001 Fiscal Year and (ii) Four Million and No/100 Dollars ($4,000,000) during any subsequent Fiscal Year.

     (e) Senior Debt to Adjusted Net Income.

     Borrowers shall not permit the ratio of (i) Senior Debt as of the end of any fiscal quarter to (ii) Adjusted Net Income for the twelve (12) months then ended, to be more than the ratio set forth below for such fiscal quarter:

                              Period                                    Ratio
                              ------                                    -----

        Each fiscal quarter ending from the date of this             3.00 to 1.0
        Agreement through December 31, 2002

        Each fiscal quarter ending from January 1, 2003              2.50 to 1.0
        and thereafter

     15. DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrowers hereunder:

     (a) Payment.

     The failure of any Obligor to pay when due any of the Liabilities.

     (b) Breach of this Agreement and the Other Agreements.

     The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided, any such failure by a Borrower under subparagraphs 12(b)(i), (iii), (iv), (v), (vi), 12(c), 12(h) and 12(i) of this Agreement shall not constitute an Event of Default hereunder until the fifteenth (15th) day following the occurrence thereof.

     (c) Breaches of Other Obligations.

     The failure of any Obligor or any Subsidiary to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor or such Subsidiary under the Canadian Loan Agreement and any other agreement with any Person if (i) in the case of agreements relating to Indebtedness in excess of Two Hundred Thousand and No/100 Dollars ($200,000.00) either individually or in the aggregate, such failure gives the holder of such Indebtedness the right to accelerate the maturity of such Indebtedness, or (ii) in the case of any agreement, such failure could reasonably be expected to have a Material Adverse Effect.

     (d) Breach of Representations and Warranties.

     The making or furnishing by any Obligor to Collateral Agent or Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Collateral Agent or Lender, which is untrue or misleading in any material respect.

     (e) Loss of Collateral.

     The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral (other than (i) loss, theft, damage or destruction that is fully insured, and (ii) uninsured loss, theft, damage or destruction not exceeding One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate).

     (f) Levy, Seizure or Attachment.

     The making of any levy, seizure or attachment upon any of the Collateral.

     (g) Bankruptcy or Similar Proceedings.

     The commencement of any proceedings in bankruptcy by or against any Obligor or Subsidiary or for the liquidation or reorganization of any Obligor or Subsidiary, or alleging that such Obligor or Subsidiary is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's or Subsidiary's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor or Subsidiary; provided, however, that if such commencement of proceedings against such Obligor or Subsidiary is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings.

     (h) Appointment of Receiver.

     The appointment of a receiver or trustee for any Obligor or Subsidiary, for any of the Collateral or for any substantial part of any Obligor's or Subsidiary's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor or Subsidiary which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor or Subsidiary is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings.

     (i) Judgment.

     The entry of one or more judgments or orders individually or in the aggregate in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) against any Obligor or Subsidiary which remains unsatisfied or undischarged and in effect for sixty (60) days after such entry without a stay of enforcement or execution.

     (j) Death or Dissolution of Obligor.

     The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

     (k) Default or Revocation of Guaranty.

     The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

     (l) Criminal Proceedings.

     The institution in any court of a criminal proceeding against any Obligor or Subsidiary, or the indictment of any Obligor or Subsidiary for any crime.

     (m) Change of Control.

     Any Change of Control under and as defined in the ACS Purchase Agreement or the failure of (i) John Welker to own and have voting control of at least fifty-one percent (51%) of the issued and outstanding voting equity interest of Numatics (provided that any such failure resulting from the death or disability of John Welker shall not be an Event of Default if such stock continues to be owned and subject to the voting control of Persons acceptable to Lender), (ii) Numatics to directly own and have voting control of no less than the percentage of the equity interests of any Subsidiary that it owns on the date of this Agreement, or (iii) NAC Beteilingungs GmbH to own and have voting control of all of the equity interests of Numatics GmbH and Numatics K.F.T.

     (n) Change of Management.

     If John Welker shall cease to be the president and chief executive officer of Numatics at any time and Numatics shall not have appointed a new president and chief executive officer who is acceptable to Lender (provided, that any such failure resulting from the death or disability of John Welker shall not be an Event of Default if within one hundred twenty (120) days from such cessation, Numatics shall have appointed a new president and chief executive officers who is acceptable to Lender).

     (o) Material Adverse Change.

     Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor or Subsidiary, as determined by Lender in its reasonable judgment or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect.

     16. REMEDIES UPON AN EVENT OF DEFAULT.

     (a) Upon the occurrence of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence of an Event of Default, Collateral Agent and Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Collateral Agent's and Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Collateral Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrowers' premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Collateral Agent shall have the right to store the same at any of Borrowers' premises without cost to Collateral Agent. At Collateral Agent's request, each Borrower shall, at Borrowers' expense, assemble the Collateral and make it available to Collateral Agent at one or more places to be designated by Collateral Agent and reasonably convenient to Collateral Agent and such Borrower. Each Borrower recognizes that if a Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Collateral Agent, and agrees that Collateral Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Collateral Agent and the applicable Borrower(s), (ii) describe the Collateral that is the subject to the intended disposition, (iii) state the method of the intended disposition, (iv) state that the applicable Borrower(s) is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Collateral Agent may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Collateral Agent of any of the Collateral may be applied by Collateral Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Collateral Agent toward the payment of such of the Liabilities, and in such order of application, as Collateral Agent may from time to time elect.

     17. CONDITIONS PRECEDENT.

     (a) The obligation of Lender to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

          (i) Lender and Collateral Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as
     Schedule 17(a) (the "Closing Document List");

          (ii) Since December 31, 2000 (except as disclosed in the September 30, 2001 financial statements delivered to Lender), no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Lender in its reasonable discretion;

          (iii) Lender shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

          (iv) Lender shall have determined that immediately after giving effect to (A) the making of the initial Loans, (B) the issuance of the initial Letters of Credit, if any, requested to be made on such date, (C) the payment of all fees due upon such date and (D) the payment or reimbursement by Borrowers of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, and assuming all of Borrowers' trade payables and outstanding debt which remain unpaid more than sixty (60) days after the due dates thereof on the date of determination, are paid by drawing additional Revolving Loans, on a pro forma basis, availability of Borrowers to borrow additional Revolving Loans shall not be less than Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00); and

          (v) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

     (b) After the initial extensions of credit hereunder, the obligation of Lender to make any requested Revolving Loan or to issue or cause to issued any Letter of Credit, is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

          (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct in all material respects on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

          (ii) No Event of Default (or any event which with the passage of time or giving of notice, or both, would become an Event of Default) shall have occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit; and

          (iii) Since December 31, 2000 (except as disclosed in the September 30, 2001 financial statements delivered to Lender), no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

     18. JOINT AND SEVERAL LIABILITY.

     (a) Notwithstanding anything to the contrary contained herein, all Liabilities of each Borrower hereunder shall be joint and several obligations of Borrowers.

     (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Collateral Agent, Lender and Borrowers agree that if the Liabilities of a Borrower, or any liens or security interests granted by such Borrower securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title 11 of the United States Code (11 U.S.C. ss. 101, et seq.), as amended (the "Bankruptcy Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

     (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of the each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each Borrower agrees that neither Collateral Agent nor Lender shall have any duty to advise such Borrower of information known to Collateral Agent or Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If either Collateral Agent or Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Collateral Agent nor Lender shall be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

     (d) Each of Collateral Agent and Lender is hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Collateral Agent or Lender; (ii) accept partial payments on a Borrower's Liabilities; (iii) take and hold security or collateral for the payment of a Borrower's Liabilities hereunder or for the payment of any guaranties of a Borrower's Liabilities or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as either Collateral Agent or Lender, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower's Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers. Each of Collateral Agent and Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower's Liabilities as either Collateral Agent or Lender shall determine in its sole discretion without affecting the validity or enforceability of the Liabilities of the other Borrowers.

     (e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower's Liabilities from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by either Collateral Agent or Lender with respect to any provision of any instrument evidencing Borrowers' Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to either Collateral Agent or Lender; (iii) failure by either Collateral Agent or Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers' Liabilities;
(iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or either Collateral Agent's or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Collateral Agent's or Lender's claim(s) for repayment of any of Borrowers' Liabilities; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f) No payment made by or for the account of a Borrower including, without limitations, (i) a payment made by such Borrower on behalf of another Borrower's Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

     19. INDEMNIFICATION.

     Each Borrower agrees to defend (with counsel satisfactory to Collateral Agent and Lender), protect, indemnify and hold harmless Collateral Agent and Lender, each affiliate or subsidiary of Collateral Agent and/or Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Borrower shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Liabilities of Borrowers and be secured by the Collateral. The provisions of this Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     20. NOTICE.

     All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Collateral Agent or Lender shall be sent to it at Two Honey Creek Corporate Center, 115 South 84th Street, Suite 220, Milwaukee, Wisconsin 53214, attention: Dale Grzenia, facsimile number: (414) 256-5099, and in the case of Borrowers shall be sent to it at its principal place of business set forth on Exhibit A hereto or as otherwise directed by Borrowers in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

     21. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

     This Agreement and the Other Agreements are submitted by Borrowers to Collateral Agent and Lender for Collateral Agent's and Lender's acceptance or rejection at Lender's principal place of business in Chicago, Illinois as an offer by Borrowers to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Collateral Agent and Lender or become effective until accepted by Collateral Agent and Lender, in writing, at said place of business. If so accepted by Collateral Agent and Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Collateral Agent and Lender to accept this Agreement, each Borrower irrevocably agrees that, subject to Collateral Agent's and Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom such Borrower may from time to time hereafter designate upon ten (10) days written notice to Collateral Agent and Lender and whom Collateral Agent and Lender have agreed in their sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Collateral Agent and Lender agreeing to act as such attorney and agent), as such Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process; provided that Collateral Agent and/or Lender first diligently attempt to serve such Borrower. Each Borrower agrees that service of such process upon such person shall constitute personal service of such process upon such Borrower. EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

     22. MODIFICATION AND BENEFIT OF AGREEMENT.

     This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by each Borrower or such other person who is a party to such Other Agreement and Lender. No Borrower may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, such Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Each Borrower hereby consents to Collateral Agent's and Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Collateral Agent's and Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Collateral Agent and Lender may request in connection with any such sale, assignment, transfer or other disposition.

     23. HEADINGS OF SUBDIVISIONS.

     The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     24. POWER OF ATTORNEY.

     Each Borrower acknowledges and agrees that its appointment of each of Collateral Agent and Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

     25. CONFIDENTIALITY.

     Each Borrower, Collateral Agent and Lender hereby agree and acknowledge that any and all information relating to such Borrower which is (i) furnished by such Borrower to Collateral Agent or Lender (or to any affiliate of Collateral Agent or Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Collateral Agent and Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Borrower may be distributed by Collateral Agent or Lender or such affiliate to Collateral Agent's or Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants (provided such assignees and/or participants have agreed to keep such information confidential to the extent provided in this Section
25), auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Collateral Agent or Lender or such affiliate, to any other party. Each Borrower, Collateral Agent and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

     26. COUNTERPARTS.

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

     27. ELECTRONIC SUBMISSIONS.

     Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice; provided, that if Borrowers' computer systems are unable to produce such documents in Approved Electronic Form, Borrowers shall not be required to do so; provided, further, Borrowers shall cooperate with Lender in attempting to enable Borrowers' computer systems to produce such documents in Approved Electronic Form. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrowers in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

     28. WAIVER OF JURY TRIAL; OTHER WAIVERS.

     (a) EACH BORROWER, COLLATERAL AGENT AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY A BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN A BORROWER AND COLLATERAL AGENT AND/OR LENDER. IN NO EVENT SHALL COLLATERAL AGENT OR LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Collateral Agent or Lender or any affiliate of Collateral Agent or Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Collateral Agent or Lender or such affiliate of Collateral Agent or Lender to Borrower, including, without limitation any deposit account at Collateral Agent or Lender or such affiliate.

     (d) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY COLLATERAL AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

     (e) Collateral Agent's or Lender's failure, at any time or times hereafter, to require strict performance by a Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Collateral Agent or Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Collateral Agent or Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Collateral Agent or Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Collateral Agent or Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Collateral Agent or Lender and directed to Borrowers specifying such suspension or waiver.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

NUMATICS, INCORPORATED                      LASALLE BUSINESS CREDIT, INC.,
                                            individually and as Collateral Agent

By /s/ John H. Welker
  ------------------------------------

Title Chairman, President, and              By /s/ Dale P. Grzenia
      Chief Executive Officer                 ----------------------------------
     ---------------------------------      Title  Vice President
                                                 -------------------------------
MICRO-FILTRATION, INC.


By /s/ John H. Welker
  ----------------------------------------

Title Chairman and Chief Executive Officer
     -------------------------------------

NUMATION, INC.


By /s/ John. H. Welker
  ----------------------------------------

Title Chairman and Chief Executive Officer
     -------------------------------------


NUMATECH, INC.


By /s/ John. H. Welker
  ----------------------------------------

Title Chairman and Chief Executive Officer
     -------------------------------------


ULTRA AIR PRODCUTS, INC.


By /s/ John. H. Welker
  ----------------------------------------

Title Chairman and Chief Executive Officer
     -------------------------------------


MICROSMITH, INC.


By /s/ John. H. Welker
  ----------------------------------------

Title Chairman and Chief Executive Officer
     -------------------------------------


EMPIRE AIR SYSTEMS, INC.


By /s/ John. H. Welker
  ----------------------------------------

Title Authorized Signatory
     -------------------------------------